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                                                                   Exhibit 10.35

                                  INTEREST-FREE
                             PROMISSORY DEMAND NOTE

$ 74,375.00                                                         June 1, 1999

     FOR VALUE RECEIVED, the undersigned, Chris Hipps, ("Maker"), promises to pay to the order of Prentiss Properties Limited, Inc., a Delaware corporation ("Payee"), the principal amount of Seventy-Four Thousand Three Hundred Seventy-Five and No One-Hundredths Dollars ($ 74,375.00), in the lawful money of the United States of America, together with interest on the unpaid principal balance of this Note from time to time outstanding, at a rate per annum (compounded annually) equal to 0.00%.

     The principal of, and all accrued interest upon, this Note shall be due and payable on the earliest of, 1) upon termination of employment as described below or 2) June 1, 2004, subject to the terms below.

     Maker shall have the right to prepay the unpaid principal balance of this Note from time to time without premium or penalty, provided, however, that accrued interest on the amount of such prepayment of principal shall be due and payable contemporaneously with such prepayment of principal.

     No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. A waiver on one occasion shall not be construed as a bar to or a waiver of any other right in the future.

Notwithstanding any other terms of this Note to the contrary, the then outstanding principal sum evidenced by this Note, shall become due and payable immediately upon the termination of employment or separation from service of Hipps, with the Payee for any reason other than dismissal without cause, if such termination of employment or separation from service occurs on or before June 1, 2001. However, in the event that Hipps is either a) still employed with the Payee on each of the following respective dates or b) has not competed against Payee (as defined in the next paragraph), then one-fifth of the original principal amount of this Note together with all accrued but unpaid interest shall be forgiven on each June 1, 2000, June 1, 2001, June 1, 2002, June 1, 2003 until June 1, 2004, and then this Note shall be canceled in full and Hipps shall have no further obligation as to the terms hereof.

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For a period of five (5) years following the date of this Note, Hipps will not in any manner, directly or indirectly, hire or attempt to hire or encourage the resignation of any current employee(s) of Payee, and for a period of five (5) years following the date of this Note, Hipps will not solicit any business from any current Dallas-based customer or client of Payee or its affiliates for his account, for the account of any third person with whom he becomes associated or employed, or in a consulting or brokerage capacity. Nothing herein shall be intended to restrict any real estate firm with whom Hipps becomes associated from soliciting business from any such customer or client, provided Hipps is not personally involved in setting up or making any such solicitation.

     In the event that Hipps breaches the terms of the non-compete provisions of this agreement, then Payee's sole remedy is to seek legal action to prohibit such competition.

     Maker herewith expressly grants Payee the right, but not the obligation, to offset any amount due to Maker from Payee upon the termination of employment or separation from service of Maker with Payee.

     As used herein, the term "Holder" shall be deemed to include any company or entity owned or controlled, whether directly or indirectly, by Payee.

          This Note shall be governed by and construed in accordance with the laws of the State of Texas.


 /s/ Chris Hipps
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     Chris Hipps